UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2019

Flushing Financial Corporation

(Exact name of registrant as specified in its charter)

001-33013

(Commission File Number)

Delaware

(State or other jurisdiction of incorporation)

11-3209278

(IRS Employer Identification No.)

220 RXR Plaza, Uniondale, New York, 11556

(Address of principal executive offices)

(718) 961-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Performance-Based Restricted Stock Unit Awards

On January 31, 2019, the Board approved a 2019 long-term incentive compensation program for the Company’s named executive officers that includes grants of performance-based restricted stock units (“PRSUs”) in addition to time-based restricted stock units. In connection with this new program, the Board also approved a form of performance-based restricted stock unit agreement (the “PRSU Agreement”) and awards of PRSUs to the Company’s named executive officers pursuant to the terms of the Flushing Financial Corporation 2014 Omnibus Incentive Plan, as amended (the “Incentive Plan”) and the PRSU Agreement as follows:

Named Executive Officer	Target Number of PRSUs(1)
John R. Buran	11,750
Susan K. Cullen	5,800
Maria A. Grasso	6,200
Francis W. Korzekwinski	5,800
Theresa Kelly	1,880

(1)	Amount shown is the target number of PRSUs of each award. The number of PRSUs that may actually be earned can range from 0% to 150% of target.

Under the terms of the PRSU Agreement, the number of PRSUs that may be earned depends on the extent to which performance goals for the award are achieved over a three-year performance period, as determined by the Compensation Committee of the Board. The performance goals selected by the Board for the above-referenced awards are total losses and increase tangible book value. The number of PRSUs that may be earned ranges from 0% to 150% of the target award, with no PRSUs earned for below threshold-level performance, 50% of PRSUs earned for threshold-level performance, 100% of PRSUs earned for target-level performance, and 150% of PRSUs earned for maximum-level performance.

Outside Director RSU Awards

For 2019, the Board has determined to limit the amount of the annual grant of restricted stock units (“RSUs”) to outside directors to an amount of RSUs with a grant date value of $100,000 per award, but not to exceed 4,800 RSUs per award. In connection with this change, on January 31, 2019, the Board approved a form of restricted stock unit agreement (the “Outside Director RSU Agreement”) and awards to each of the Company’s outside directors of 4,484 RSUs each pursuant to the terms of the Incentive Plan and Outside Director RSU Agreement. The RSUs will vest on the first anniversary of the grant date, subject to the outside director’s continued service with the Company through such date, with accelerated vesting upon the outside director’s death, disability or retirement, or upon a “change in control” (as defined in the Incentive Plan) of the Company. These RSU awards were made in lieu of the Formula Awards (as defined in the Incentive Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2019

FLUSHING FINANCIAL CORPORATION

By:	/s/ Susan K. Cullen
Name: Susan K. Cullen
Title: Chief Financial Officer